        Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 21, 2025, with respect to the consolidated financial statements of Citigroup Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
New York, New York
June 18, 2025